Exhibit 99.1
October 29, 2021

Dear Stockholder:

MacKenzie Realty Capital, Inc. is pleased to announce that after resuming our regular quarterly dividend earlier this year, we are increasing the dividend again, to a rate of $0.07 per share.  The dividend will be more than supported by cash flow from operations for the quarter ended September 30, 2021.  The dividend is payable to shareholders of record as of September 30, 2021.

We anticipate continued recovery in the performance of our portfolio and believe that we may be able to continue to increase our dividend rate in the future.

We are also aware that many shareholders are concerned about liquidity options in general, and our repurchase plans specifically.  The first step toward re-starting our repurchase plan was to re-start the dividend.  Because the Dividend Reinvestment Program funds the Share Repurchase Plan, we needed to have a dividend before we can have repurchases.  After two quarters of dividends already paid and a third declared, we are now ready to reopen the Share Repurchase Plan for repurchases in the case of the death or long-term disability of the stockholder.  As soon as we have sufficient funds in the DRIP to fund more repurchases, we can open the Share Repurchase Plan to all stockholders.  We anticipate publishing a new annual estimate of NAV in January, and will revisit this issue at that time.

We have completed a transformational year, and we are pleased with our progress growing the Company into a successful real estate operating venture.  We believe the Company’s future is bright.  We are excited to continue this journey, and we are thankful for our shareholders’ continued support.

Enclosed is your Investor Statement with this quarter’s payment details.  If you invested through a trustee or custodian or requested a third-party deposit, or if you participate in the Dividend Reinvestment Plan, your dividend has been transmitted as directed.  If you receive a cash dividend, your check will arrive separately.  The Board of MRC anticipates making future dividends, if any, within 30 days after the close of the previous fiscal quarter

We appreciate your investment in MRC.  We are excited about the interest we have received in MRC from investors and the investment opportunities we have encountered.  We believe your confidence in us will be rewarded.

Sincerely,
MacKenzie Realty Capital, Inc.

Robert E. Dixon, President

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believe,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” “rewarded,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

This letter does not constitute an offer to purchase or sell Mackenzie securities, and no securities can be subscribed from the Offering Circular until it is qualified, nor should the Offering Circular be relied upon for any investment decision prior to qualification. No money or consideration is being solicited by the information in this letter or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.

A copy of the preliminary Offering Circular that forms a part of the Offering Statement may be obtained on the SEC’s website: https://www.sec.gov/Archives/edgar/data/1550913/000155091321000044/mrc091221form1aa.htm.